UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2019

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS		60045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 6, 2019, the Board of Directors of Tenneco Inc. (the “Company”) appointed John S. Patouhas to be the Company’s Vice President and Chief Accounting Officer effective February 6, 2019. Mr. Patouhas, age 52, has served since 2015 as Vice President and Chief Accounting Officer of Federal-Mogul (a subsidiary of the Company since October 2018). From 2011 to 2015, Mr. Patouhas was Vice President and Corporate Controller at Altair Engineering, a product design and development, engineering software and cloud computing software provider. He has over 20 years’ experience in financial reporting and corporate accounting at a variety of companies, and began his career as an auditor with Deloitte. Mr. Patouhas is a CPA and CGMA, and has an MBA from Wayne State University.

Mr. Patouhas’ appointment as Chief Accounting Officer is in anticipation of the Company’s proposed spinoff of its aftermarket and original equipment ride control businesses as a newly formed company (“Spinco”), leaving the Company to continue as an organization focused on its powertrain technology businesses. It is anticipated that Mr. Patouhas will continue as the Company’s Chief Accounting Officer following the spinoff. Mr. Patouhas is replacing Audrey A. Smith, who will remain with the Company as Vice President and Controller of the aftermarket and ride performance business and focus on controllership activities to prepare Spinco for the spinoff, which is expected in the second half of 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: February 8, 2019	By:	/s/ Brandon B. Smith
Brandon B. Smith
Senior Vice President, General Counsel and Corporate Secretary